                                                                       EXHIBIT 8


                            VINSON & ELKINS L.L.P.
                             2300 First City Tower
                              1001 Fannin Street
                           Houston, Texas 77002-6760

                                 June 24, 1996

The Continuum Company, Inc.
9500 Arboretum Boulevard
Austin, Texas 78759

Gentlemen:

     We participated in the preparation of the Joint Proxy Statement/Prospectus ("Prospectus") contained in the Registration Statement on Form S-4 (Registration No. 333-05649) filed by Computer Sciences Corporation ("CSC") with the Securities and Exchange Commission (the "Registration Statement"), including the discussion set forth in the Prospectus under the heading "The Merger--Certain Federal Income Tax Consequences" (the "Discussion"). We confirm our opinion set forth in the Discussion. Furthermore, in our opinion the Discussion, insofar as it relates to matters of law and legal conclusions, is accurate in all material respects.

     As set forth in the Discussion, our opinion is based and conditioned upon current law, the information contained in the Prospectus, and certain representations as to factual matters to be made to us by The Continuum Company ("Continuum"), CSC and its wholly-owned subsidiary, Continental Acquisition, Inc. ("Sub"), and DST Systems, Inc., the largest stockholder of Continuum ("DST"). Such representations of Continuum, on the one hand, and CSC and Sub, on the other, will be made in the respective forms included in the Prospectus as Exhibits C-1 and C-2 to the Merger Agreement (as defined in the Prospectus). DST's representations will be made to us by an officer's certificate in the form attached as Exhibit A hereto and made a part hereof. Any inaccuracy or change with respect to such information or representations, or any past or future actions by Continuum, CSC, Sub or DST contrary to such representations, could adversely affect the conclusions reached in the Discussion. Our opinion is not binding on the Internal Revenue Service or the courts.

     We hereby consent to the use of our name in the Prospectus and to the filing of this opinion letter as part of the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      /s/ Vinson & Elkins L.L.P.
                                      --------------------------
                                      VINSON & ELKINS L.L.P.

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                                                                       EXHIBIT A
                                                                           TO
                                                                       EXHIBIT 8

                               DST SYSTEMS, INC.
                                 1055 Broadway
                          Kansas City, Missouri 64105


                                 June 30, 1996


Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002-6760


Gentlemen:

     This letter is being delivered to you in connection with your delivery of a tax opinion with respect to the Merger contemplated by the Agreement and Plan of Merger (the "Agreement"), dated as of April 28, 1996, among The Continuum Company, Inc., a Delaware corporation (the "Company"), Computer Sciences Corporation, a Nevada corporation ("Parent"), and Continental Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"). Unless otherwise indicated, capitalized terms not defined herein have the meaning set forth in the Agreement.

     After due inquiry and investigation regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that, assuming the Merger were to occur on the date hereof, the following facts are true:

          At the date hereof, there is no plan or intention on the part of DST Systems, Inc. to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution to its stockholders), disposition or any other transaction which results in a direct or indirect disposition of any of the shares of Parent stock received in the Merger.

                                           Very truly yours,


                                           DST Systems, Inc.

                                           By:__________________

                                           Title:_______________